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
Pricing Supplement No. 61 dated January 12, 2007.                                         Filed pursuant to Rule 424(b)(5)
(To Prospectus dated April 12, 2006, and Prospectus Supplement dated April 12, 2006)                   File No. 333-130089
This Pricing Supplement consists of 3 pages.
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                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2007-001

                    FLOATING RATE NOTES DUE JANUARY 17, 2012

The description in this Pricing Supplement is of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the Notes and the Funding Agreements set forth in the accompanying Prospectus and Prospectus Supplement, to which reference is hereby made.


                        PROVISIONS RELATING TO THE NOTES

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
Principal Amount:          $250,000,000.00                   Type of Interest Rate:  [   ] Fixed  [X] FLOATING

Price to Public:           100%                              If Fixed Rate Notes:  N/A
                                                                      Interest Rate:   N/A
Net Proceeds to Trust:     $249,937,500.00
                                                             If Floating Rate Notes:
CUSIP Number:              41659EFK8                              Initial Interest Rate: THE INITIAL INTEREST RATE
                                                             FOR THE NOTES OFFERED BY THIS PRICING SUPPLEMENT WILL
Agent's Discount:          0.025%                            BE THREE MONTH LIBOR PLUS 0.10% DETERMINED IN
                                                             ACCORDANCE WITH THE PROVISIONS OF THIS PRICING
Issuance Date:             JANUARY 19, 2007                  SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT ON THE SECOND
                                                             LONDON BANKING DAY IMMEDIATELY PRECEDING THE ISSUANCE
Stated Maturity Date:      JANUARY 17, 2012                  DATE.

Initial Interest Payment Date:  APRIL 15, 2007               Base Rate:  [  ] CD Rate    [  ] Commercial Paper Rate
                               (short first coupon)                      [  ] CMT Rate   [  ] Federal Funds Rate
                                                                         [X] LIBOR       [  ] Treasury Rate
                                                                         [  ] Prime Rate [  ] Other (See Attached)
Interest Payment Dates:    QUARTERLY PROVIDED THAT THE
INTEREST PAYMENT DATE OTHERWISE SCHEDULED TO OCCUR ON        If LIBOR:   [X] LIBOR Reuters Page: LIBOR01
JANUARY 15, 2012 SHALL INSTEAD OCCUR ON THE STATED                       [ ] Libor Telerate Page
MATURITY DATE                                                            Designated LIBOR Currency:  U.S. Dollars

Specified Currency:        U.S. DOLLARS                      If CMT Rate, Telerate Page:  [   ] 7051 [   ] 7052
                                                                     If 7052:   [   ] Weekly Average [   ] Monthly Average
Regular Record Dates:      15 DAYS PRIOR TO EACH INTEREST            Designated CMT Maturity Index:
                           PAYMENT DATE

                                                             Interest Reset Dates:      QUARTERLY PROVIDED THAT THE
Day Count Convention:      ACTUAL/360                        INTEREST PAYMENT DATE OTHERWISE SCHEDULED TO OCCUR ON
                                                             JANUARY 15, 2012 SHALL INSTEAD OCCUR ON THE STATED
                                                             MATURITY DATE
                                                             Initial Interest Reset Date: APRIL 15, 2007
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
                                                             Index Maturity:           THREE MONTHS
                                                             Interest Rate Determination Dates:  AS SPECIFIED IN THE
                                                                    PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE
Computation of Interest:   AS SPECIFIED IN THE               Spread:                   + 0.10%
       PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE     Spread Multiplier:        N/A
                                                             Maximum Interest Rate:    NONE
                                                             Minimum Interest Rate:    NONE
Authorized Denominations:           $1,000 INTEGRAL AMOUNTS

Optional Redemption:   Yes [  ]  NO [X]                      Floating Rate/Fixed Rate Note:   [   ] Yes   [X] NO. If yes:
    Optional Redemption Date:  N/A                                Fixed Rate:  N/A
    Initial Redemption Percentage:  N/A                           Fixed Rate Commencement Date:   N/A
    Annual Percentage Reduction:  N/A
    Redemption may be:     [  ]  In whole only.              Inverse Floating Rate Note [   ] Yes [X] NO.  If yes,
                           [  ]  In whole or in part.        Fixed Interest Rate:  N/A

Optional Repayment:  [  ] Yes [X] NO                         Sinking Fund:  NONE
     Optional Repayment Dates:  N/A
                                                             Calculation Agent:         THE BANK OF NEW YORK TRUST COMPANY, N.A.

Amortizing Note:  [   ] Yes (See attached)  [X] NO           Exchange Rate Agent:  NONE

Discount Note:  [   ] Yes  [X] NO   If Yes:                  Securities Exchange Listing:  NONE
   Total Amount of Discount:        N/A
   Yield to Maturity:      N/A                               Additional Amounts to be Paid: [   ] Yes [X] NO

Agents (principal amount purchased): J.P. MORGAN             Special Tax Considerations:         NONE
SECURITIES INC. ($125,000,000.00) AND LEHMAN BROTHERS        Other Provisions Relating to the Notes:      THE BANK
($125,000,000.00)                                                OF NEW YORK TRUST COMPANY N.A. IS THE SUCCESSOR
                                                                 INDENTURE TRUSTEE UNDER SECTION 7.14 OF THE
                                                                 INDENTURE.


                           INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:  HARTFORD LIFE                   Type of Interest Rate: [   ] Fixed [X] FLOATING
                             INSURANCE COMPANY               If Fixed Rate Funding Agreement:    Interest Rate:  N/A

Funding Agreement:           FA-407001                       If Floating Rate Funding Agreement:  INITIAL INTEREST
                                                             RATE: THE INITIAL INTEREST RATE FOR THE FUNDING
Contract Payment:            $250,000,015.00                 AGREEMENT OFFERED BY THIS PRICING SUPPLEMENT WILL BE
                                                             THREE MONTH LIBOR PLUS 0.10%, DETERMINED IN ACCORDANCE
Deposit Amount :             $249,937,515.00                 WITH THE PROVISIONS OF THIS PRICING SUPPLEMENT AND THE
(if different from Contract Payment)                         PROSPECTUS SUPPLEMENT  ON THE SECOND LONDON BANKING DAY
                                                             IMMEDIATELY PRECEDING THE ISSUANCE DATE.
Effective Date:              JANUARY 19, 2007
                                                             Base Rate:  [   ] CD Rate       [   ] Commercial Paper Rate
Stated Maturity Date:        JANUARY 17, 2012                            [   ] CMT Rate      [   ] Federal Funds Rate
                                                                         [X]   LIBOR         [   ] Treasury Rate
Initial Interest Payment Date:  APRIL 15, 2007                           [   ] Prime Rate    [   ] Other (See Attached)
                                (short first coupon)

Interest Payment Dates:   QUARTERLY PROVIDED THAT THE        If LIBOR:  [X]  LIBOR Reuters Page: LIBOR01
INTEREST PAYMENT DATE OTHERWISE SCHEDULED TO OCCUR ON                   [  ] Libor Telerate Page:
JANUARY 15, 2012 SHALL INSTEAD OCCUR ON THE STATED                            Designated LIBOR Currency:  U.S. Dollar.
MATURITY DATE

Specified Currency:          U.S. DOLLARS                           If CMT Rate, Telerate Page:   [   ] 7051  [   ] 7052
                                                                        If 7052:   [   ] Weekly Average   [   ] Monthly Average
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

                                                                              Designated CMT Maturity Index:
Day Count Convention:        ACTUAL/360
                                                             Initial Interest Reset Date:        APRIL 15, 2007
                                                             Interest Reset Dates:     QUARTERLY PROVIDED THAT THE
                                                             INTEREST PAYMENT DATE OTHERWISE SCHEDULED TO OCCUR ON
                                                             JANUARY 15, 2012 SHALL INSTEAD OCCUR ON THE STATED
                                                             MATURITY DATE

Computation of Interest:   AS SPECIFIED IN THE PROSPECTUS
     SUPPLEMENT FOR THE INDICATED BASE RATE                  Index Maturity:  THREE MONTHS

Optional Redemption:   Yes [   ] NO [X]                      Interest Rate Determination Date:  AS SPECIFIED IN THE
Optional Redemption Date:   N/A                              PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE
Initial Redemption Percentage:   N/A
Annual Percentage Reduction:    N/A                          Spread:                   +0.10%
Redemption may be:   [    ]  In whole only.                  Spread Multiplier:        N/A
                     [    ]   In whole or in part.           Maximum Interest Rate:    NONE
                                                             Minimum Interest Rate:    NONE
Other Redemption Terms: N/A                                  Floating Rate/Fixed Rate Funding Agreement:  [   ] Yes
                                                                                                          [X]   NO
Optional Repayment:  [  ] Yes [X] NO                          If yes:            Fixed Rate:   N/A
   Optional Repayment Dates:   N/A                                               Fixed Rate Commencement  Date:   N/A

Additional Amounts to be Paid:  [   ] Yes [X] No             Inverse Floating Rate Funding Agreement: [   ] Yes [X]  NO
                                                                 If yes:            Fixed Interest Rate:   N/A
Special Tax Considerations:         NONE

                                                             Amortizing Funding Agreement:   [   ] Yes  (See attached)
Other Provisions Relating to the Funding Agreement:  NONE                                    [X]   No

                                                             Discount Funding Agreement:  [   ] Yes   [X] NO.  If yes:
                                                                  Total Amount of Discount:  N/A
                                                                  Yield to Maturity:  N/A
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Note: The Opinion regarding the  enforceability of the Funding Agreement and the related Consent of Counsel for Hartford Life Insurance  Company is given by John
F. Kennedy, Associate Counsel.

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of January 19, 2007, both the Notes and the Funding
Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA

The Moody's rating also extends to the Program under which the Notes are issued.

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